UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 26, 2007

PROGRESSIVE GAMING

INTERNATIONAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

NEVADA	000-22752	88-0218876
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

920 Pilot Road

Las Vegas, Nevada 89119

(Address of Principal Executive Offices)

(702) 896-3890

(Registrants telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement

On September 26, 2007, Progressive Gaming International Corporation (the “Company”), entered into a Purchase Agreement (the “Purchase Agreement”) with Shuffle Master, Inc. a Minnesota corporation for the purchase of the Company’s world wide table games division assets (the “Transaction”).

Pursuant to the Purchase Agreement, Shuffle Master will purchase the Company’s world wide table games division assets. Shuffle Master will pay $20.4 million, subject to certain working capital adjustments, and potential Contingent Purchase Price Payments during the twelve month periods beginning December 31, 2008 through December 31, 2016 based on the earnings of the Purchased Assets as defined in the Purchase Agreement. The Contingent Purchase Price Payments shall not be less than $1,000,000 for the years ended December 31, 2008 and 2009 and not less than $750,000 for the years ended December 31, 2010 and 2011.

The Transaction is expected to close on or about September 28, 2007 subject to certain closing conditions as defined in the Purchase Agreement.

Concurrent with the closing of the asset sale, the Company expects to enter into a Software Distribution and License Agreement whereby the Company will provide its progressive jackpot system module for use with Shuffle Master’s progressive specialty table games. The Software Distribution and License Agreement also provides that Shuffle Master pay the Company a royalty, calculated on a monthly basis, the greater of: (i) fifteen percent (15%) of the recurring revenue, or (ii) $100 per month per “Shuffle Master proprietary table” after deducting the advances and royalty credits (as defined in the agreement). The parties will share equally in the earnings from the placement of a progressive system on non-proprietary table games.

Roth Capital Partners, LLC has delivered an opinion to the Board of Directors of the Company stating its view that the consideration proposed to be paid to the Company pursuant to the Purchase Agreement and the Software Distribution and License Agreement, is fair from a financial point of view to the Company. The fairness opinion received from Roth Capital Partners, LLC is based on certain assumptions as more fully described in the opinion and accompanying analysis provided to the Company’s Board of Directors. The analysis delivered to the Board of Directors of the Company estimated that the net present value of the consideration expected to be received in the Transaction by the management of the Company is between $37.4 million and $46.5 million.

A copy of a press release announcing the Transaction is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated September 26, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Progressive Gaming International Corporation

		By:	/s/ Heather A. Rollo
Date:	September 26, 2007		Heather A. Rollo
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated September 26, 2007